UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2006, Plains All American Pipeline, L.P., a Delaware limited partnership (“PAA”) and Vulcan Gas Storage, LLC, a Delaware limited liability company (“Vulcan”) entered into the First Amendment (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of PAA/Vulcan Gas Storage, LLC, a Delaware limited liability company (“PAA/Vulcan”) dated September 13, 2005 (the “LLC Agreement”). PAA/Vulcan is owned 50% by PAA and 50% by Vulcan, a subsidiary of Vulcan Capital, the investment arm of Paul G. Allen. Affiliates of Vulcan  directly or indirectly own a 54.3% interest in the general partner of PAA, and have the right to appoint two directors to the board of directors of the general partner of PAA’s general partner.

The Amendment further defines the rights, obligations and relationship of the parties with respect to costs associated with the development by Pine Prairie Energy Center, LLC of a natural gas storage facility in Evangeline Parish, Louisiana (the “PPEC Project”). The Amendment also modifies the terms of the parties’ participation in potential additional projects associated with the PPEC Project including PAA’s ability to unilaterally propose and pursue such projects on behalf of PAA/Vulcan and Vulcan’s option to participate in up to 50% of such projects.

A copy of the Amendment is filed as Exhibit 10.1 to this current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	First Amendment dated May 9, 2006 to the Amended and Restated Limited Liability Company Agreement of PAA/Vulcan Gas Storage, LLC dated September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By: Plains AAP, L.P., its general partner

By: Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

May 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated May 9, 2006 to the
Amended and Restated Limited Liability Company Agreement of PAA/Vulcan Gas Storage, LLC dated September 13, 2005.